Exhibit 10.2

AMENDMENT TO

SENIOR EXECUTIVE EMPLOYMENT AGREEMENT

WITH

MARTIN L. VAUGHAN, III

This Amendment to Senior Executive Employment Agreement is made as of this 17 day of July, 2007, by and between HILB ROGAL & HOBBS COMPANY (the “Company”) and MARTIN L. VAUGHAN, III (the “Executive”).

WHEREAS, the Company and Executive entered into a Senior Executive Employment Agreement effective as of May 6, 2003, pursuant to which Company employs Executive as Chairman and Chief Executive Officer of the Company (the “Employment Agreement”); and

WHEREAS, the Company and Executive desire to amend certain provisions of Article III of the Employment Agreement relating to the compensation of the Executive.

NOW, THEREFORE, the parties hereto agree as follows:

1.	Paragraphs (C) and (D) of Article III of the Employment Agreement are hereby amended to provide as follows:

(C)	Ancillary Benefits.

The Executive shall also be entitled to vacations, participation in the Company’s Profit Sharing Savings Plan (401K), Executive Voluntary Deferral Plan, Supplemental Executive Retirement Plan and Supplemental Cash Incentive Plan, sick leave benefits, post-retirement benefit plan, and all other ancillary benefits provided by the Company, including, but not limited to, group life, health and disability insurance coverage, consistent with the compensation policies and practices of the Company from time to time prevailing with respect to persons who are executive officers of the Company.

(D)	Stock Based Awards.

The Executive shall receive such stock option, restricted stock and other equity-based compensation awards each year as determined by the Board of Directors in its sole discretion.

2.	Paragraph (B)(3) of Article VI of the Employment Agreement is hereby amended to provide as follows:

(3)     immediate full vesting of all benefits in the Company’s Supplemental Executive Retirement Plan and Supplemental Cash Incentive Plan.

3.	All other provisions of the Employment Agreement are to remain in full force and effect.

WITNESS the following signatures as of the date first above written.

EXECUTIVE		HILB ROGAL & HOBBS COMPANY

By:	/s/ Martin L. Vaughan, III	By:	/s/ A. Brent King
	Martin L. Vaughan, III Chairman and Chief Executive Officer		A. Brent King Vice President and General Counsel